Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO POWERWAVE TECHNOLOGIES, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

POWERWAVE TECHNOLOGIES, INC.

3.875% Convertible Subordinated Note due 2027

No.: 1	CUSIP: 739363 AE9

ISIN NUMBER: US739363AE99

Issue Date: September 24, 2007	Principal Amount: $150,000,000

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the Principal Amount as set forth on Schedule I hereto, on October 1 2027, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2008

Record Dates: March 15 and September 15, commencing March 15, 2008

Dated: September 24, 2007	POWERWAVE TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signatory

Dated: September 24, 2007

2

POWERWAVE TECHNOLOGIES, INC.

3.875% Convertible Subordinated Note due 2027

1.	Interest.

This Security shall accrue interest a rate of 3.875% per annum. The Company promises to pay interest on the Securities in cash semiannually on each April 1 and October 1, commencing April 1, 2008, to Holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from September 24, 2007, until the Principal Amount is paid or duly made available for payment. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest and Liquidated Damages, if any, on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on March 15 or September 15, as the case may be, whether or not this day is a business day, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, Liquidated Damages, if any, the Redemption Price, Repurchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.

The Company issued the Securities under an Indenture dated as of September 24, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Initial Securities are subordinated unsecured obligations of the Company limited to up to $150,000,000 aggregate Principal Amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5.	Optional Redemption.

The Company may redeem all or any portion of the Securities at any time on or after October 8, 2014 at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date. On or after October 8, 2013 until October 7, 2014, the Company may redeem all or any portion of the Securities, at a redemption price, payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Redemption Date, in the event that the Closing Price of the Common Stock for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month immediately preceding the calendar month in which the notice of redemption is properly mailed to Holders is more than 130% of the then applicable Conversion Price on that 30th Trading Day. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest and Liquidated Damages, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

6.	Repurchase by the Company at Option of Holder Upon Specified Dates.

At the option of the Holder and subject to the terms and conditions of the Indenture, on each of October 1, 2014, October 1, 2017 and October 1, 2022, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Securities at a price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon up to but not including the Repurchase Date. Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

On or before 30 Business Days prior to each Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice to each Holder at its last address as the same appears on the Security Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to the Holder.

7.	Purchase by the Company at the Option of the Holder Upon Change in Control.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price payable in cash, equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, up to but not including the Change in Control Purchase Date. Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Change in Control Purchase Price of all Securities (or portions thereof) to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, interest and Liquidated Damages, if any, cease to accrue on such Securities (or portions thereof) immediately after such Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change in Control Purchase Price upon surrender of such Security.

8.	Conversion.

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on October 1, 2027 by surrender of the Security so to be converted in whole or in part; provided, however, that if the Security is called for redemption or subject to purchase on a Repurchase Date or upon a Change in Control, the conversion right will terminate at the close of business on the day that is two Business Days prior to the Redemption Date, Repurchase Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in paying the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).

The initial conversion price is $8.71 per share, subject to adjustment under certain circumstances as described in the Indenture (the “Conversion Price”). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. Upon conversion, no adjustment for interest, if any, or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price of the Common Stock on the Conversion Date.

Following a Change in Control that occurs at a time that the Security is not redeemable by the Company and in which 10% or more of the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the consideration for the Common Stock in such Change in Control consists of (i) cash, (ii) other property, or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a United States national securities exchange, a Holder who elects to convert its Security in connection with such Change in Control will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances. Under certain circumstances, if the acquiring entity is a public company, the conversion obligations may be converted into conversion obligations of the acquiring entity to convert Securities into Public Acquirer Common Stock as set forth in the Indenture.

To convert a Security, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs. If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest and Liquidated Damages, if any, payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Repurchase Election or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.07 or Section 3.08 of the Indenture may be converted only if such election or notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.	Subordination.

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.	Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Election or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities: (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 or Section 11.13 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, (iv) to make any change that does not adversely affect the rights of any Holder of the Securities, (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, and (vi) to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture.

14.	Defaults and Remedies.

Under the Indenture, Events of Default include, in summary form, (i) default for 30 days in payment of any interest or Liquidated Damages, if any, on any Securities, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in payment of the Principal Amount, Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to provide notice of the occurrence of a Change in Control as required by the Indenture, which continues for a period of 30 days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (v) default by the Company in the payment of principal when due of indebtedness for money borrowed, by the Company or its Subsidiaries in the principal amount then outstanding in excess of $25,000,000, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 15 days after notice to the Company in accordance with the Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization involving the Company.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“tenants in common”), TEN ENT (“tenants by the entireties”), JT TEN (“joint tenants with right of survivorship and not as tenants in common”), CUST (“custodian”) and U/G/M/A (“Uniform Gift to Minors Act”).

19.	Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

Attn.: Chief Financial Officer

FORM OF

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) The undersigned hereby elects to have this Security repurchased by the Company pursuant to Section 3.07 or Section 3.08 of the Indenture (mark the appropriate line below).

•	Section 3.07

•	Section 3.08

(2) The undersigned hereby directs the Trustee or the Company to pay it or              an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date or the Change in Control Repurchase Date, as applicable, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible

Guarantor Institution with membership in an

approved signature guarantee program pursuant

to Rule 17Ad-15 under the Securities Exchange

Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least

U.S. $1,000 or an integral multiple of $1,000

in excess thereof):

Remaining principal amount following such

repurchase (not less than U.S. $1,000):

___________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

FORM OF CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:____________
Signature(s)

If shares or Securities are to be registered in the

name of a Person other than the Holder, please

print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $
2.	Principal amount and denomination of Securities
representing	unconverted principal amount to be issued:
Amount:	U.S. $ Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

FORM OF ASSIGNMENT

For value received             hereby sell(s), assign(s) and transfer(s) unto             (please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints             as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

Signature Guaranteed

SCHEDULE I

POWERWAVE TECHNOLOGIES, INC.

3.875% Convertible Subordinated Note due 2027

Date	Principal Amount	Notation
September 24, 2007	$150,000,000.00